    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2005

                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            MEXICAN RESTAURANTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             TEXAS                                              76-0493269
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

             1135 EDGEBROOK
             HOUSTON, TEXAS                                           77034-1899
(Address of Principal Executive Offices)                              (Zip Code)

                                   ----------

                            MEXICAN RESTAURANTS, INC.
                          2005 LONG TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

                                  CURT GLOWACKI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 1135 EDGEBROOK
                            HOUSTON, TEXAS 77034-1899
                     (Name and Address of Agent for Service)

                                 (713) 943-7574
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:

                                  KENT JAMISON
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
           TO BE REGISTERED              REGISTERED (1)     PER SHARE (2)         PRICE (2)       REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share       350,000           $10.03            $3,510,500             $376.00
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This fee was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for the Common Stock on The Nasdaq SmallCap Market on November 25, 2005.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents set forth below are hereby incorporated by reference in this Registration Statement:

     (i) Our quarterly reports on Form 10-Q for the quarters ended April 3, 2005, July 3, 2005, and October 2, 2005, filed with the Commission on May 10, 2005, August 16, 2005, and November 16, 2005 respectively;

     (ii) Our annual report on Form 10-K for the year ended January 2, 2005, filed with the Commission on April 5, 2005;

     (iii) Our current reports on Form 8-K filed with the Commission on March 29, 2005, May 6, 2005, May 10, 2005, June 1, 2005, August 15, 2005,
          September 7, 2005, October 4, 2005, November 14, 2005 and November 16, 2005; and

     (iv) The description of our common stock contained in our registration statement on Form 8-A dated April 18, 1996 (Number 0-28234), filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as such statement is so modified or superceded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Mexican Restaurants, Inc. is incorporated under the laws of the State of Texas. Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position with the corporation. With respect to any proceeding arising from actions taken in his official capacity, as a director or officer, he may be indemnified if it is determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director may be indemnified as long as he conducted himself in good faith and reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

     Article Twelve of our articles of incorporation provides as follows:

     The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

     Such right shall be a contract right and shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

     The corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     In addition, Article Nine of our bylaws provides for such indemnification of officers and directors within the limits set forth in the articles of incorporation and applicable provisions of Texas law. We have entered into indemnification agreements with each of our directors that provide that such persons will be indemnified to the fullest extent permitted by the Texas Business Corporation Act.

     Article Thirteen of our articles of incorporation additionally includes a provision eliminating the monetary liability of a director to the Company or its shareholders for an act or omission in the director's capacity as a director to the fullest extent permitted by Texas law.

     Mexican Restaurants, Inc. has purchased directors' and officers' liability insurance policies indemnifying its directors and officers and the directors and officers of its subsidiaries against claims and liabilities, with stated exceptions, to which they may become subject by reason of their positions with Mexican Restaurants, Inc. or its subsidiaries as directors and officers.

SEC POSITION ON INDEMNIFICATION

     As stated above, under our articles of incorporation and bylaws, our directors and officers are indemnified against some causes of action. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
 NUMBER                                 DESCRIPTION
-------                                 -----------
  4.1     Specimen Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1
          (Registration No. 333-1678) filed with the Securities and Exchange
          Commission on April 11, 1996).

  4.2 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
          (Registration No. 333-1678) filed with the Securities and Exchange
          Commission on February 27, 1996).

  4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No.
          333-1678) filed with the Securities and Exchange Commission on February 27, 1996).

  5.1*    Opinion of Locke Liddell & Sapp LLP.

 23.1*    Consent of KPMG LLP, Independent Registered Public Accounting Firm

 23.2*    Consent of Locke Liddell & Sapp LLP (included in its opinion filed as
          Exhibit 5.1).

 24.1*    Power of Attorney (included on the signature page of this Registration
          Statement).

 99.1*    Mexican Restaurants, Inc. 2005 Long Term Incentive Plan.

*    Filed herewith.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Mexican Restaurants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 30th day of November, 2005.

                                       MEXICAN RESTAURANTS, INC.


                                       By: /s/ Curt Glowacki
                                           -------------------------------------
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Curt Glowacki and Andrew J. Dennard, each his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                             TITLE                            DATE
----------                                             -----                            ----


/s/ Louis P. Neeb                  Chairman of the Board of Directors            November 30, 2005
--------------------------------
Louis P. Neeb


/s/ Larry N. Forehand              Founder and Vice Chairman of the Board of     November 30, 2005
--------------------------------   Directors
Larry N. Forehand


/s/ Curt Glowacki                  President and Chief Executive Officer and     November 30, 2005
--------------------------------   Director (Principal Executive Officer)
Curt Glowacki


/s/ Andrew J. Dennard              Exec. Vice President and Chief Financial      November 30, 2005
--------------------------------   Officer (Principal Financial and Accounting
Andrew J. Dennard                  Officer)


/s/ David Nierenberg               Director                                      November 30, 2005
--------------------------------
David Nierenberg


/s/ Michael D. Domec               Director                                      November 30, 2005
--------------------------------
Michael D. Domec


/s/ J.J. Fitzsimmons               Director                                      November 30, 2005
--------------------------------
J.J. Fitzsimmons


/s/ Thomas E. Martin               Director                                      November 30, 2005
--------------------------------
Thomas E. Martin


/s/ J. Stuart Sargent              Director                                      November 30, 2005
--------------------------------
J. Stuart Sargent

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                                 DESCRIPTION
-------                                 -----------
  4.1     Specimen Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1
          (Registration No. 333-1678) filed with the Securities and Exchange
          Commission on April 11, 1996).

  4.2 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
          (Registration No. 333-1678) filed with the Securities and Exchange
          Commission on February 27, 1996).

  4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No.
          333-1678) filed with the Securities and Exchange Commission on February 27, 1996).

  5.1*    Opinion of Locke Liddell & Sapp LLP.

 23.1*    Consent of KPMG LLP, Independent Registered Public Accounting Firm

 23.2*    Consent of Locke Liddell & Sapp LLP (included in its opinion filed as
          Exhibit 5.1).

 24.1*    Power of Attorney (included on the signature page of this Registration
          Statement).

 99.1*    Mexican Restaurants, Inc. 2005 Long Term Incentive Plan.

*    Filed herewith.